UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

201 East 4th Street Cincinnati, Ohio 45202
(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Omnicare, Inc. (“Omnicare” or the “Company”) will hold an investor meeting on September 18, 2012.  As part of this meeting, representatives of Omnicare will make a presentation on September 18, 2012 using the slides attached to this Current Report on Form 8-K as Exhibit 99.1.  The presentation will address the business operations, objectives and financial performance of the Company's Specialty Care Group and discuss industry trends and dynamics.

Note Regarding Presentation of Non-GAAP Financial Measures

There will be certain non-GAAP financial measures presented.  To facilitate comparisons and to enhance the understanding of core operating performance, the presentation includes financial measures that are adjusted from the comparable amount under GAAP.  For a detailed reconciliation of adjusted financial measures to the most comparable GAAP financial measures and related definitions, please refer to the reconciliation schedules posted on the Investors section of Omnicare's web site at omnicare.com under “Supplemental Financial Data”.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Slide presentation of Omnicare, Inc. used in connection with the Company's September 18, 2012 presentation at the Omnicare Specialty Summit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Robert O. Kraft
Name: Title:	Robert O. Kraft Chief Financial Officer

Dated:  September 18, 2012

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Slide presentation of Omnicare, Inc. used in connection with the Company's September 18, 2012 presentation at the Omnicare Specialty Summit.